Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS A 2.1% INCREASE IN REVENUES

TO $535.9 MILLION FOR Q4 2011

Plano, TX, February 22, 2012 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months and year ended December 31, 2011.

Cinemark Holdings, Inc.’s revenues for the three months ended December 31, 2011 increased 2.1% to $535.9 million compared to $524.9 million for the three months ended December 31, 2010. For the three months ended December 31, 2011, admissions revenues decreased 1.4% to $336.9 million and concession revenues increased 7.9% to $166.0 million.

Adjusted EBITDA for the three months ended December 31, 2011 was $112.7 million compared to $113.9 million for the three months ended December 31, 2010. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release. Net income attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2011 was $18.3 million compared to $38.0 million for the three months ended December 31, 2010. Net income for the three months ended December 31, 2011 included an after-tax noncash loss on marketable securities of $7.9 million, which lowered diluted earnings per share by approximately $0.07. Reported diluted earnings per share for the three months ended December 31, 2011 was $0.16 compared to $0.33 for the three months ended December 31, 2010.

“Cinemark’s increase in attendance this quarter of 2.3% drove an admissions revenue performance that again exceeded the North American industry’s box office results. Our Latin American assets led us with admissions revenue growth of 8.4%,” stated Tim Warner, Cinemark’s Chief Executive Officer. “During Q4, we completed our goal of being 100% digital in all of the Company’s U.S. first-run theatres and we continue to focus on further expanding our international digital footprint.”

Cinemark Holdings, Inc.’s revenues for the year ended December 31, 2011 increased 6.5% to $2,279.6 million from $2,141.1 million for the year ended December 31, 2010. For the year ended December 31, 2011, admissions revenues increased 4.7% to $1,471.6 million and concession revenues increased 8.5% to $696.8 million.

Adjusted EBITDA for the year ended December 31, 2011 increased 6.9% to $519.5 million from $485.9 million for the year ended December 31, 2010. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release. Net income attributable to Cinemark Holdings, Inc. for the year ended December 31, 2011 decreased to $130.6 million from $146.1 million for the year ended December 31, 2010. The full-year net income figure was impacted by the aforementioned $7.9 million after-tax noncash loss on marketable securities and an after-tax loss on early retirement of debt of $3.1 million, which together lowered diluted earnings per share by approximately $0.10. Reported diluted earnings per share for the year ended December 31, 2011 was $1.14 compared to $1.29 for the year ended December 31, 2010.

As of December 31, 2011, the Company’s aggregate screen count was 5,152 and the Company had commitments to open 11 new theatres and 117 screens during 2012 and 11 additional new theatres with 129 screens subsequent to 2012.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800/374-1346 or 706/679-3149 (for international callers).

Live Webcast/Replay: available live at www.cinemark.com in the Investor Relations section and archived for a limited time immediately following the call.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 456 theatres with 5,152 screens in 39 U.S. states, Brazil, Mexico and 11 other Latin American countries as of December 31, 2011. For more information go to www.cinemark.com.

Contacts:

Robert Copple – 972/665-1500

Robert Rinderman – Jaffoni & Collins – 212/835-8500 or CNK@jcir.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed March 1, 2011 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Statement of Income Data:
Revenues
Admissions	$336,930	$341,652	$1,471,627	$1,405,389
Concession	165,926	153,862	696,754	642,326
Other	33,015	29,395	111,232	93,429

Total revenues	$535,871	$524,909	$2,279,613	$2,141,144

Cost of operations
Film rentals and advertising	185,402	186,834	798,606	769,698
Concession supplies	27,046	24,019	112,122	97,484
Facility lease expense	68,167	64,425	276,278	255,717
Other theatre operating expenses	119,874	117,922	486,178	460,716
General and administrative expenses	34,796	30,456	127,621	109,045
Depreciation and amortization	34,870	39,518	154,449	143,508
Impairment of long-lived assets	3,432	6,481	7,033	12,538
(Gain) loss on sale of assets and other	817	(12,337)	8,792	(431)

Total cost of operations	474,404	457,318	1,971,079	1,848,275

Operating income	61,467	67,591	308,534	292,869
Interest expense (1)	(31,786)	(28,891)	(123,102)	(112,444)
Loss on early retirement of debt	—	(3)	(4,945)	(3)
Distributions from NCM	7,631	7,817	24,161	23,358
Loss on marketable securities—RealD	(12,610)	—	(12,610)	—
Other income	5,305	3,716	13,594	3,721

Income before income taxes	30,007	50,230	205,632	207,501
Income taxes	11,404	11,920	73,050	57,838

Net income	$18,603	$38,310	$132,582	$149,663
Less: Net income attributable to noncontrolling interests	340	297	2,025	3,543

Net income attributable to Cinemark Holdings, Inc.	$18,263	$38,013	$130,557	$146,120

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.16	$0.33	$1.15	$1.30

Diluted	$0.16	$0.33	$1.14	$1.29

Weighted average diluted shares outstanding	113,339	112,783	113,224	112,151

Other Financial Data:
Adjusted EBITDA (2)	$112,703	$113,946	$519,473	$485,920

(1)	Includes amortization of debt issue costs and excludes capitalized interest.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of December 31,
	2011	2010
Balance Sheet Data (unaudited, in thousands):
Cash and cash equivalents	$521,408	$464,997
Theatre properties and equipment, net	1,238,850	1,215,446
Total assets	3,507,076	3,421,478
Long-term debt, including current portion	1,572,221	1,532,441
Equity	1,023,639	1,033,152

Segment Information

(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues
U.S.	$376,988	$384,425	$1,593,667	$1,584,281
International	161,291	143,836	696,119	564,240
Eliminations	(2,408)	(3,352)	(10,173)	(7,377)

Total revenues	$535,871	$524,909	$2,279,613	$2,141,144

Adjusted EBITDA
U.S.	$82,121	$89,614	$371,212	$363,345
International	30,582	24,332	148,261	122,575

Total Adjusted EBITDA	$112,703	$113,946	$519,473	$485,920

Capital Expenditures
U.S.	$22,194	$22,903	$79,510	$70,474
International	36,442	44,943	105,309	85,628

Total capital expenditures	$58,636	$67,846	$184,819	$156,102

Additional Segment Information (1)

(unaudited)

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended December 31,		% Change	Three Months Ended December 31,		% Change	Three Months Ended December 31,		% Change
	2011	2010		2011	2010		2011	2010
Admissions revenues	$241.5	$253.7	(4.8)%	$95.4	$88.0	8.4%	$336.9	$341.7	(1.4)%
Concession revenues	$119.7	$114.8	4.3%	$46.3	$39.0	18.7%	$166.0	$153.8	7.9%
Other revenues(2)	$13.3	$12.6	5.6%	$19.7	$16.8	17.3%	$33.0	$29.4	12.2%
Total revenues(2)	$374.5	$381.1	(1.7)%	$161.4	$143.8	12.2%	$535.9	$524.9	2.1%
Attendance	36.8	37.8	(2.6)%	21.3	19.0	12.1%	58.1	56.8	2.3%
Average ticket price	$6.57	$6.71	(2.1)%	$4.48	$4.63	(3.2)%	$5.80	$6.02	(3.7)%
Concession revenues per patron	$3.26	$3.04	7.2%	$2.17	$2.05	5.9%	$2.86	$2.71	5.5%
Average screen count	3,870	3,829		1,251	1,098		5,121	4,927
Revenues per average screen(2)	$96,803	$99,536	(2.7)%	$128,904	$130,998	(1.6)%	$104,647	$106,548	(1.8)%

	U.S. Operating Segment		International Operating Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010
Film rentals and advertising	$135.7	$140.9	$49.7	$46.0	$185.4	$186.9
Concession supplies	15.7	14.1	11.3	9.9	27.0	24.0
Salaries and wages	41.8	42.6	16.5	13.0	58.3	55.6
Facility lease expense	46.8	45.3	21.4	19.1	68.2	64.4
Utilities and other	42.0	36.9	19.6	25.4	61.6	62.3

	U.S. Operating Segment			International Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2011	2010	Change	2011	2010	Change	2011	2010	Change
Admissions revenues	$1,033.6	$1,044.7	(1.1)%	$438.0	$360.7	21.4%	$1,471.6	$1,405.4	4.7%
Concession revenues	$503.4	$487.9	3.2%	$193.4	$154.4	25.3%	$696.8	$642.3	8.5%
Other revenues(2)	$46.5	$44.3	5.0%	$64.7	$49.1	31.8%	$111.2	$93.4	19.1%
Total revenues(2)	$1,583.5	$1,576.9	0.4%	$696.1	$564.2	23.4%	$2,279.6	$2,141.1	6.5%
Attendance	158.5	161.2	(1.7)%	88.9	80.0	11.1%	247.4	241.2	2.6%
Average ticket price	$6.52	$6.48	0.6%	$4.93	$4.51	9.3%	$5.95	$5.83	2.1%
Concession revenues per patron	$3.18	$3.03	5.0%	$2.18	$1.93	13.0%	$2.82	$2.66	6.0%
Average screen count	3,847	3,830		1,174	1,079		5,021	4,909
Revenues per average screen(2)	$411,618	$411,708	0.0%	$593,142	$523,078	13.4%	$454,051	$436,181	4.1%

	U.S. Operating Segment		International Operating Segment		Consolidated
	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010
Film rentals and advertising	$574.2	$586.6	$224.4	$183.1	$798.6	$769.7
Concession supplies	64.0	59.1	48.1	38.4	112.1	97.5
Salaries and wages	167.5	174.1	59.0	47.1	226.5	221.2
Facility lease expense	185.8	181.9	90.5	73.8	276.3	255.7
Utilities and other	174.5	161.5	85.2	78.0	259.7	239.5

(1)	Revenues and attendance are in millions. Average ticket price, concession revenues per patron and revenues per average screen are in dollars. Theatre operating costs are in millions.
(2)	U.S. operating segment revenues include eliminations of intercompany transactions with the international operating segment.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income	$18,603	$38,310	$132,582	$149,663
Income taxes	11,404	11,920	73,050	57,838
Interest expense	31,786	28,891	123,102	112,444
Loss on early retirement of debt	—	3	4,945	3
Loss on marketable securities—RealD	12,610	—	12,610	—
Other income	(5,305)	(3,716)	(13,594)	(3,721)
Depreciation and amortization	34,870	39,518	154,449	143,508
Impairment of long-lived assets	3,432	6,481	7,033	12,538
(Gain) loss on sale of assets and other	817	(12,337)	8,792	(431)
Deferred lease expenses—theatres (2)	252	823	1,218	3,221
Deferred lease expenses— DCIP (3)	993	341	2,937	719
Amortization of long-term prepaid rents (2)	681	539	2,657	1,786
Share based awards compensation expense (4)	2,560	3,173	9,692	8,352

Adjusted EBITDA (1)	$112,703	$113,946	$519,473	$485,920

(1)

Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, loss on early retirement of debt, loss on marketable securies—RealD, other income, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.